Filed pursuant to Rule 433

Registration No. 333-128770

December 5, 2005

Pricing Details on BHP Billiton

Issuer:	BHP Billiton
Size:	600mm	750mm
Coupon:	5.00%	5.25%
Maturity:	12/15/10	12/15/15
Price:	99.536	99.225
Yield:	5.106	5.351
Spread:	+61	+78
Treasury Spot:	100-00+	99-14
Coupon Dates:	6/15 & 12/15, beginning 6/15/06
Settlement:	12/12/05

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-834-4533.

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